UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

ACROSS AMERICA REAL ESTATE CORP.
(Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 1200, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 893-1003

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to “us,” “we,” or “the Company” refer to Across America Real Estate Corp. and its subsidiaries.

Item 1.01 Entry into a Material Definitive Agreement.

We have obtained a temporary line of credit to facilitate the timing of the origination and completion of our fourth quarter projects. Effective, October 25, 2007, we signed a promissory note to borrow from BOCO INVESTMENTS, LLC up to $3,000,000 for a period of up to ninety days at an interest rate of the higher of the ninety day average for U.S. Treasury Notes with a 10-year maturity as determined on the last Business Day of each calendar quarter, using the constant maturity calculation, plus 650 basis points; or eleven percent (11%). The calculation of the Interest Rate is determined at the end of the term of the Note or upon the partial or complete payoff of this Note, whichever is earlier. This Note is senior to all of our other obligations except our credit agreements with Vectra Bank Colorado and United Western Bank. GDBA INVESTMENTS, LLLP and BOCO INVESTMENTS, LLC. have each agreed to subordinate their respective other credit agreements with us to this new promissory note.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 9.01 Exhibits.

Exhibit
Number	Description
10.26	2007 Senior Subordinated Note-BOCO
10.27	2007 Amendment to Senior Subordinated Note -GDBA
10.28	2007 Amendment to Senior Subordinated Note -BOCO

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2007		Across America Real Estate Corp
	By:	/s/ Ann L. Schmitt
Ann L. Schmitt Chief Executive Officer